UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 25, 2021

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	TWTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On January 25, 2021, Twitter, Inc. (the “Company”) issued a press release announcing its entry into a binding agreement for the settlement of the following previously disclosed putative derivative lawsuits: (i) the consolidated action captioned In re Twitter, Inc. Shareholder Derivative Litigation, No. 18-cv-62, pending in the United States District Court for the District of Delaware, including the actions captioned Porter v. Costolo, et al., No. 3:16-cv-06136, Espinoza v. Dorsey, et al., No. 3:16-cv-06457, and Fleming v. Costolo, et al., No. 4:16-cv-06492, each commenced in 2016 in the United States District Court for the Northern District of California; (ii) the action captioned Verma v. Costolo, et al., No. 2018-0509, commenced in 2018 in the Court of Chancery of the State of Delaware; and (iii) the action captioned Bassett Family Trust v. Costolo, et al., No. 2019-0806, commenced in 2019 in the Court of Chancery of the State of Delaware. Pursuant to the settlement agreement, which was memorialized in an Amended Stipulation and Agreement of Settlement filed with the Court of Chancery of the State of Delaware (the “Court”) on December 17, 2020, the Company will receive $38 million of insurance proceeds to be used for general corporate purposes and will adopt certain corporate governance modifications.

The settlement agreement is subject to final approval by the Court, and the Court has scheduled a hearing for March 19, 2021 at 11:00 a.m., Eastern Time, at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court in the interest of public safety), to consider approval of the settlement agreement. Stockholders have the right to object to the settlement agreement. The deadline for the submission by stockholders of an objection to the settlement agreement is February 26, 2021, twenty-one calendar days prior to the hearing.

Additional information regarding the proposed terms of settlement can be found in (i) the Amended Stipulation and Agreement of Settlement and (ii) the Notice of Pendency of Derivative Action, Proposed Settlement in Derivative Action, Settlement Hearing and Right to Appear, copies of which are included as Exhibits 99.1 and 99.2 to this report and incorporated herein by reference, and on our website at www.twitter.com/i/en/landing/2021derivativesettlement.

The Company’s press release announcing the entry into the settlement agreement is included as Exhibit 99.3 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amended Stipulation and Agreement of Settlement

99.2	Notice of Pendency of Derivative Action, Proposed Settlement in Derivative Action, Settlement Hearing and Right to Appear

99.3	Press Release issued by Twitter, Inc. dated January 25, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Ned Segal
Ned Segal Chief Financial Officer

Date: January 25, 2021